Exhibit 3.2(b)

BYLAWS

OF

TRANS WORLD CORPORATION

As Amended on February 5, 2015

ARTICLE I

OFFICES

SECTION 1.         REGISTERED OFFICE.  The registered office shall be established and maintained at the office of InCorp Services, Inc., 2360 Corporate Circle, Suite 400, in the City of Henderson, and in the State of Nevada 89074, and said Corporation shall be the registered agent of this Corporation in charge thereof.

SECTION 2.                            OTHER OFFICES.  The Corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

1.                                      Place of Meetings

Meetings of shareholders shall be held at the principal place of the Corporation, or at such other places within or without the State of New York as the Board shall authorize.

2.                                      Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held within the first 8 months after the close of the fiscal year of the Corporation, and the date and time of the meeting shall be determined by the Board of Directors.  During the annual meeting, the shareholders shall elect the Board of Directors, and transact such other business as may properly come before the meeting.

3.                                      Special Meetings

Special meetings of the shareholders may be called at any time by the Board or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (10%) of the outstanding shares entitled to vote there at, or as otherwise required by law.

4.                                      Notice of Meetings

Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served not less than ten nor more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by the person calling the meeting.  If, at any meeting action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of the purpose and to that effect.  If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

5.                                      Waiver

Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice either before or after a meeting.  The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

6.                                      Fixing Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.  If no record date is fixed, it shall be determined in accordance with the provisions of law.

7.                                      Quorum

(a)                                           Except as otherwise provided by the Certificate of Incorporation, at all meetings of the shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a majority of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business.  If a specified item of business is required to be voted on by a class or classes, the holder of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.  The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b)                                           Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

8.                                      Voting

(a)                                           Except as otherwise provided by statue or by the Certificate of Incorporation,

(1)         directors shall be elected by a plurality of the votes cast;

(2)         all other corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of the shares entitled to vote thereon.

(b)                                           Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c)                                            Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact duly authorized in writing.  No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the proxy shall specify the length of time it is to continue in force.  The proxy shall be delivered to the Secretary at the meeting and shall be filed with the records of the Corporation.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(d)                                           Any action that may be taken by vote may be taken without a meeting on written consent.  Such action shall constitute action by such shareholders with the same force and effect as if the same had been approved at a duly called meeting of the shareholders and evidence of such approval signed by all of the shareholders shall be inserted in the Minute Book of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

1.                                      Number

The number of the directors of the Corporation shall be not less than three (3) nor more than nine (9) unless all of the outstanding shares are owned of record by less than three shareholders, in which event, the number of directors shall not be less than the number of shareholders.

2.                                      Election

Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board need not be shareholders and shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

3.                                      Term of Office

Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

4.                                      Duties and Powers

The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, except those powers expressly conferred upon or reserved to the shareholders.

5.                                      Annual Meetings

Regular annual meetings of the Board shall be held immediately following the annual meeting of shareholders.

6.                                      Regular Meetings and Notice

The Board may provide by resolution for the holding of regular meetings of the Board of Directors, either in person or via conference call, at least once per quarter during the Corporation’s fiscal year, and may fix the time and place thereof.

Notice of regular meetings shall not be required to be given and if given, need not specify the purpose of the meeting; provided, however, that in the case that the Board shall fix or change the time or place of any regular meeting, notice of such action be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 7 of this Article III, unless such notice shall be waived.

7.                                      Special Meetings and Notice

(a)                                           Special meetings of the Board shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b)                                           Notice of special meetings shall be mailed directly to each director, addressed to him for such purpose or at his usual place of business, at least two (2) business days before the day on which the meeting is to be held, or delivered to him personally or given to him orally, not later than the business day before the day on which the meeting is to be held.

(c)                                            Notice of a special meeting shall not be required to be given to any director who shall attend such meeting, or who submits a signed waiver of notice.

8.                                      Chairman

At all meetings of the Board, the Chairman, if present, shall preside.  If there is no Chairman, or he shall be absent, then the President shall preside.  In his absence, the Chairman shall be chosen by the Directors present.

9.                                      Quorum and Adjournments

(a)                                           At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.  Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at such meeting.

(b)                                           A majority of the directors present at any regular meeting or special meeting, although less than a quorum, may adjourn the same from time to time, without notice, until a quorum shall be present.

10.                               Manner of Acting

(a)                                           At all meetings of the Board, each director present shall have one vote.

(b)                                           Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, the action of the directors present at any meeting at which a quorum is present shall be the act of the Board.  Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

11.                               Vacancies

Any vacancy in the Board of Directors resulting from an increase in the number of directors, or the death, resignation, disqualification, removal or inability to act of any director, shall be filled for the unexpired portion of the term by a majority of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for the purpose.

12.                               Resignation

Any director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon the receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

13.                               Removal

Any director may be removed, with or without cause, at any time by the shareholders, at a special meeting of the shareholders called for that purpose and may be removed for cause by action of the Board.

14.                               Compensation

No compensation shall be paid to directors as such, for their services, but by resolution of the Board, a fixed sum and expenses and actual attendance may be authorized for attendance at each regular or special meeting of the Board.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

15.                               Contracts

(a)                                           No contract or other transaction between this Corporation and any other business shall be affected or invalidated nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is a director, officer, or is financially interested in such other business, provided such fact is disclosed to the Board.

(b)                                           Any director may be a party to or may be interested in any contract or transaction of this Corporation individually and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken.  Such director may be counted in determining the presence of a quorum at such meeting.  This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

16.                               Committees

The Board, by resolution adopted by a majority of the entire Board, may, from time to time, designate from among its members an executive committee and such other committees and alternate members thereof as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution.  Each such committee shall remain in existence at the pleasure of the Board.  Participation of any one or more members of a committee by means of a conference telephone or similar means of communication equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute a director’s presence in person at any such meeting.  Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV

OFFICES

1.                                      Number and Qualifications

The officers of the Corporation consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, as the Board of Directors, may from time to time, deem advisable.  Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

2.                                      Election

The Officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board following the annual meeting of shareholders.

3.                                      Term of Office

Each officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

4.                                      Resignation

Any officer may resign at any time by giving written notice thereof to the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect upon receipt thereof by the Board or by such officer, unless otherwise specified in such written notice.  The acceptance of such resignation shall not be necessary to make it effective.

5.                                      Removal

Any officer, whether elected or appointed by the Board, may be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

6.                                      Vacancies

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

7.                                      Duties

Unless otherwise specified by the Board, Officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these By-Laws, and such powers and duties as may be specifically provided for by the Board.  The President shall be the chief executive officer of the Corporation.

8.                                      Sureties and Bonds

At the request of the Board, any Officer, employee or agent of the Corporation shall execute for the Corporation, a bond in sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

9.                                      Shares of other Corporations

Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation in such manner as the Board may authorize.

ARTICLE V

SHARES OF STOCK

1.                                      Certificates

(a)                                           The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued.  They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the

Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the Corporate Seal.

(b)                                           Certificates representing shares shall not be issued until they are fully paid for.

(c)                                            The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

2.                                      Lost or Destroyed Certificates

Upon notification by the holder of any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same, the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed.  Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in which sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.  A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board, it is proper to do so.

3.                                      Transfer of Shares

(a)                                           Transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require.

(b)                                           The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal, equitable or other claim to, or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

4.                                      Record Date

In lieu of closing the share records of the Corporation, the Board may fix, in advance, a date not less than ten days and not more than fifty days, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, any meeting of shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.  If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business of the day immediately preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.  When a determination of shareholder of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI

DIVIDENDS

Subject to this Certificate of Incorporation, and to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the Board may determine.  Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, deems proper as a reserve fund to meet contingencies, or equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

ARTICLE IX

AMENDMENTS

1.                                      By Shareholders

All By-Laws of the Corporation shall be subject to revision, amendment or repeal, and new By-Laws may be adopted from time to time, by a majority vote of the shareholders who are at such time entitled to vote in the election of directors.

2.                                      By Directors

The Board shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation, provided, however, that the shareholders entitled to vote with respect thereto as provided for by Section 1 of this Article IX may alter, amend or repeal the By-Laws as made by the Board.  The Board shall have no power to change the quorum for meetings with respect to the removal of directors or the filling of vacancies on the Board resulting from the removal of one or more directors by the shareholders.  If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in this notice of the next annual meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the change made.

ARTICLE X

INDEMNIFICATION OF OFFICERS & DIRECTORS

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, any court of competent jurisdiction in the State of Nevada, shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.